UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 23, 2002

Natural Alternatives International, Inc.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-15701 (Commission File Number)	84-1007839 (IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, CA (Address of principal executive offices)	92069 (Zip Code)

Registrant’s telephone number, including area code 760-744-7340

N/A
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant.

  N/A

Item 2.  Acquisition or Disposition of Assets.

  N/A

Item 3.  Bankruptcy or Receivership.

  N/A

Item 4.  Changes in Registrant’s Certifying Accountant.

  N/A

Item 5.  Other Events and Regulation FD Disclosure.

Natural Alternatives International, Inc. (“NAI”) is filing herewith a Press Release dated May 23, 2002 issued to announce receipt of approximately $2.4 million from a settlement with certain defendants in a pending lawsuit.

Item 6.  Resignations of Registrant’s Directors.

  N/A

Item 7.  Financial Statements and Exhibits.

  N/A

Item 8.  Change in Fiscal Year.

  N/A

Item 9.  Regulation FD Disclosure.

  N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.
A Delaware corporation

Date May 23, 2002	/s/ RANDELL WEAVER
Randell Weaver Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Natural Alternatives International, Inc. Press Release dated May 23, 2002.

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